UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 16, 2020

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13341	94-3171940
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

650-244-4990

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	TTNP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 20, 2019, Titan Pharmaceuticals, Inc. (the “Company”) held its annual meeting of stockholders. The proposal to amend the Company’s certificate of incorporation to effect a reverse split of the common stock (the “Reverse Split Proposal”) did not receive the vote needed for approval under the Delaware General Corporation Law (the “DGCL”), which requires the affirmative vote of holders representing a majority of the voting power of all shares of outstanding stock as of the record date. Accordingly, a determination was made to adjourn the meeting solely with respect to the Reverse Split Proposal until 9:00 a.m. Pacific Standard Time on January 17, 2020. As of the close of business on January 16, 2020, only 60% of the shares entitled to vote at the meeting have been voted and while the majority of those that did vote were in favor of the Reverse Split Proposal, the Company has not received the affirmative vote necessary for approval under the DGCL. Accordingly, the Company has determined to cancel the meeting and seek stockholder approval for the Reverse Split Proposal at a later date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2020	TITAN PHARMACEUTICALS, INC.

	By:	/s/ Sunil Bhonsle
Name: Sunil Bhonsle Title: Chief Executive Officer